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                                                                 Exhibit 10(d)7



                       ROCKWELL INTERNATIONAL CORPORATION
                           RESTRICTED STOCK AGREEMENT

To:  Richard M. Bressler

     In accordance with Section 6 of the Directors Stock Plan, as amended, of Rockwell International Corporation (the Corporation) and your election pursuant thereto dated December 5, 1996, 400 shares (Restricted Shares) of Common Stock of the Corporation have been granted to you today as restricted stock in respect of your continuing service as a director of the Corporation.

     These Restricted Shares have been granted to you today upon the following terms and conditions:

1.   Earning of Restricted Shares

          (a) If (i) you shall continue as a director of the Corporation until you retire from the Board of Directors (the Board) of the Corporation under the Board's retirement policy; or (ii) you shall resign from the Board or cease to be a director of the Corporation by reason of the antitrust laws, compliance with the Corporation's conflict of interest policies, death or disability, then you shall be deemed to have fully earned all the Restricted Shares subject to this Restricted Stock Agreement.

          (b) If you resign from the Board or cease to be a director of the Corporation for any other reason, you shall be deemed not to have earned any of the Restricted Shares and shall have no further rights with respect thereto unless the Board of Directors shall determine, in its sole discretion, that you have resigned from the Board or ceased to be a director by reason of circumstances that the Board determines not to be adverse to the best interests of the Corporation.

2.   Retention of Certificates for Restricted Shares

     Certificates for the Restricted Shares and any dividends or distributions thereon or in respect thereof that may be paid in additional shares of Common Stock, other securities of the Corporation or securities of another entity (Stock Dividends) shall be delivered to and held by the Corporation, or shall be registered in book entry form subject to the Corporation's instructions, until you shall have earned the Restricted Shares in accordance with the provisions of paragraph 1. To facilitate implementation of the provisions of this Restricted Stock Agreement, you undertake to sign and deposit with the Corporation's Office of the Secretary (a) a Stock Transfer Power in the form of Attachment 1 hereto with respect to the Restricted Shares and any Stock Dividends thereon and (b) such other documents appropriate to effectuate the purpose and intent of this Restricted Stock Agreement as the Corporation may reasonably request from time to time.


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3.   Dividends and Voting Rights

     Notwithstanding the retention by the Corporation of certificates (or the right to give instructions with respect to shares held in book entry form) for the Restricted Shares and any Stock Dividends, you shall be entitled to receive any dividends that may be paid in cash on, and to vote, the Restricted Shares and any Stock Dividends held by the Corporation (or subject to its instructions) in accordance with paragraph 2, unless and until such shares have been forfeited in accordance with paragraph 5.

4.   Delivery of Earned Restricted Shares

     As promptly as practicable after you shall have been deemed to have earned the Restricted Shares in accordance with paragraph 1, the Corporation shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Shares by bequest or inheritance) the Restricted Shares, together with any Stock Dividends then held by the Corporation (or subject to its instructions).

5.   Forfeiture of Unearned Restricted Shares

     Notwithstanding any other provision of this Restricted Stock Agreement, if at any time it shall become impossible for you to earn any of the Restricted Shares in accordance with this Restricted Stock Agreement, all the Restricted Shares, together with any Stock Dividends, then being held by the Corporation (or subject to its instructions) in accordance with paragraph 2 shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the Restricted Shares, together with any Stock Dividends, shall be transferred to Rockwell.

6.   Transferability

     This grant is not transferable by you otherwise than by will or by the laws of descent and distribution, and the Restricted Shares and any Stock Dividends shall be deliverable, during your lifetime, only to you.

7.   Investment Intent

     By your acceptance of this Restricted Stock Agreement, you confirm that you are acquiring the Restricted Shares for investment and not with a view to their resale in a distribution within the meaning of the Securities Act of 1933.

8.   Withholding

     The Corporation shall have the right, in connection with the delivery of the Restricted Shares and any Stock Dividends subject to this Restricted Stock Agreement, (i) to deduct from any payment otherwise due by the Corporation to

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     you or any other person receiving delivery of the Restricted Shares and any
     Stock Dividends an amount equal to any taxes required to be withheld by law with respect to such delivery, (ii) to require you or any other person receiving such delivery to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell such number of the Restricted Shares and any Stock Dividends as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld.

9.   Applicable Law

     This Restricted Stock Agreement and the Corporation's obligation to deliver Restricted Shares and any Stock Dividends hereunder shall be governed by and construed and enforced in accordance with the laws of Delaware and the Federal law of the United States.


                                ROCKWELL INTERNATIONAL CORPORATION


                                By:  /s/ W.J. Calise, Jr.
                                   -------------------------------------------
                                        W. J. Calise, Jr.
                                        Senior Vice President, General Counsel
                                        and Secretary

     Attachment 1 - Stock Transfer Power

     Dated: February 5, 1997

     Agreed to this 5th day of February, 1997

            /s/ Richard M. Bressler
     ----------------------------------------
                Richard M. Bressler

     Address:   El Paso Natural Gas Company
                999 Third Avenue, Suite 2300
                Seattle, WA  98104-4096

     Social Security No.:  ###-##-####


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                                                                  ATTACHMENT 1


                 STOCK TRANSFER POWER SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, I, Richard M. Bressler, hereby sell, assign and transfer unto Rockwell International Corporation (i) the 400 shares (the Shares) of the Common Stock of Rockwell International Corporation (the Corporation) standing in my name on the books of the Corporation evidenced by book entry dated February 5, 1997, granted to me on that date as Restricted Shares pursuant to the Corporation's Directors Stock Plan, as amended, and (ii) any additional shares of the Corporation's Common Stock, other securities issued by the Corporation or securities of another entity (Stock Dividends) distributed, paid or payable on or in respect of the Shares and Stock Dividends during the period the Shares and Stock Dividends are held by the Corporation pursuant to a certain Restricted Stock Agreement dated February 5, 1997, with respect to the Shares; and I do hereby irrevocably constitute and appoint ______________________________, attorney with full power of substitution in the premises to transfer the Shares on the books of the Corporation.


Dated: February 5, 1997

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                                                          (Signature)


WITNESS:

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